UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
September 17, 2020

ORRSTOWN FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-34292		23-2530374
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

77 East King Street,	P. O. Box 250	Shippensburg,	Pennsylvania	17257
(Address of Principal Executive Offices)				(Zip Code)

Registrant’s Telephone Number, Including Area Code:		(717)	532-6114

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, no par value	ORRF	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers

On September 17, 2020, Orrstown Bank (the “Bank”), the wholly-owned bank subsidiary of Orrstown Financial Services, Inc. (the “Company”), entered into a Deferred Compensation Agreement with Thomas R. Brugger (the “Executive”).
The Deferred Compensation Agreement, as previously disclosed in the Executive's Employment Agreement dated June 25, 2019, is intended to provide the Executive with the potential for certain retirement benefits payable in monthly installments over a 15 year period beginning the month following the Executive’s separation from service upon or after he reaches normal retirement age (age 65), the month following his reaching normal retirement age in the cases of early termination and change in control, or the month following a separation from service in the case of disability.
The agreement provides for the establishment of a deferral account into which the Bank will make contributions. Provided that the Company's Return on Average Tangible Equity, as defined in the Deferred Compensation Agreement, is at least 8.00% for 2020, the Bank will make a contribution in the amount of $55,700 on December 31, 2020. Each year thereafter, provided that Company's Return on Average Tangible Equity is at least 8.00% for such year, the Bank will make a Contribution to the Deferral Account in the amount of $133,680 each December 31, until the earliest of Separation from Service, Disability, Normal Retirement Age or the Executive’s death.
Prior to the earliest to occur of: (i) a separation from service, (ii) disability, (iii) death and (iv) the Executive attaining age 65, interest will accrue on amounts credited to the deferral account at the “accumulation period crediting rate,” compounded monthly. Following any of the aforementioned events, interest will accrue at the rate of four percent, except in the event of a change in control, in which case no interest will accrue until normal retirement age and, thereafter, interest will accrue at the rate of four percent.
In order to further link the amount of the benefit to overall corporate performance, the “accumulation period crediting rate” will mirror the Company’s Return on Average Tangible Equity (computed annually as described in the agreement); provided, that in no event will the rate be less than zero nor more than fifteen percent.
The total benefit payable in the event of normal retirement, early termination or disability is equal to the deferral account balance as of such date, with interest accruing as described above.
In the event of a separation from service in connection with a change in control and prior to normal retirement age, the Bank shall pay the Executive the Deferral Account balance calculated at Separation from Service, in lieu of any other benefit hereunder. This benefit shall be paid in 180 consecutive equal monthly installments commencing the month following Normal Retirement Age, with interest credited on the unpaid balance at the Distribution Period Crediting Rate, beginning at Separation from Service.
In the event the Executive dies prior to Separation from Service and Disability, the Bank shall pay the Beneficiary the greater of (i) the Deferral Account balance or (ii) $2,543,890, in lieu of any other benefit hereunder. This benefit shall be paid in 180 consecutive equal monthly installments commencing the month following the Executive’s death, with interest credited on the unpaid balance at the Distribution Period Crediting Rate.
If the Executive’s employment is terminated for Cause, then the Executive shall forfeit all benefits hereunder.
The foregoing summary of the Deferred Compensation Agreement is not complete and is qualified in its entirety by reference to the full text of such agreements, which are attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Deferred Compensation Agreement between Orrstown Bank and Thomas R. Brugger

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ORRSTOWN FINANCIAL SERVICES, INC.
Date: September 18, 2020	By:	/s/ Thomas R. Quinn, Jr.
Thomas R. Quinn, Jr. President and Chief Executive Officer (Duly Authorized Representative)